Exhibit 10.9

AMENDMENT NO. ONE

TO THE

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

THIS AMENDMENT made and executed the 27th day of August, 2014, by Kewaunee Scientific Corporation. (the “Corporation”);

W I T N E S S E T H

WHEREAS, the Corporation has entered into the Kewaunee Scientific Corporation Pension Equalization Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of the Corporation; and

WHEREAS, the Corporation has reserved in Section 6.1 the right to amend the Plan from time to time; and

WHEREAS, the Corporation now desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan is amended as follows, effective as of June 26, 2013:

Section 5.3 of the Plan is amended to read as follows:

5.3 Controlling Law. The Plan shall be construed and enforced according to the laws of the State of North Carolina to the extent not preempted or superseded by federal law, and the Plan shall be interpreted in a manner consistent with the maintenance of its status as a “top-hat plan” for purposes of ERISA and consistent with satisfying the requirements of Code §409A.

IN WITNESS WHEREOF, the Corporation has caused the Amendment to be properly executed on the 27th day of August, 2014.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker

Title:	Senior Vice President, Finance